Exhibit 99.1

Charles Eddy Chief Financial Officer 8th Annual Needham & Company LLC Growth Conference New York, January 2006 Kevin Fairbairn President & CEO

Cautionary Disclaimer During the course of this presentation, we will comment upon future events and may make projections about our future financial performance, including statements related to our expected sales, product shipments and acceptance, gross margin, operating expense, profit, cash flow and income tax expense. We will discuss our business strategy, our products, the markets our products address, our position in those markets, expected market acceptance of those products and production capacity. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; inability to achieve gross margin and expense goals and other risk factors discussed in documents filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements made during this presentation.

Our Businesses Leader in Advanced Low Light Video Imaging Technology Equipment Products Low Light Imaging Leader in Media Manufacturing Systems for Hard Disk Drive Industry Hard Disk Drive Market Growing New Media Technology Requires Re-Tooling of Installed Base Technology and Expertise Applicable to New Growing Markets 2004: 126% Growth YTY 2005: >100% Growth YTY 2006: Further Growth Projected Video Based Military Night Vision Cost Effective Long Distance Target Identification Systems Medical, Scientific and Industrial Cameras Major Growth Opportunity 2006: Ramp Product Revenues

Equipment Products Business Leading Provider of Media Manufacturing Systems Aluminum or Glass Disk Intevac(r) 200 Lean Hard Disk Drive Intevac All Other Competitors Source: Company Estimates 2005 End, Total Systems Installed Bas e (Fuji Electric) (Fuji Electric) Market Share Customers

Equipment Products Business Growing End Market for Hard Drives Requires Additional Systems 2005 2006 2007 2008 2009 2010 Emerging Market 59.4 82.8 113.4 151.5 196.9 248.1 Mobile Phone Emerging Country PC Markets Growing Disks Per Hard Drive Increasing Areal Density Growth Slowing Rapid Growth in Consumer Applications ~ 32% CAGR 1999 - 2002 2002 - 2003 2004 - 2010 Source: Komag Investor Relations Overview 12/05 Source: Forrester Research Desktop PCs Notebook PCs External Hard Disk Drives Interactive Gaming Digital Video Recorder Digital Audio Digital Photo Automotive Digital Camcorder HDTV Servers & Storage Sub-Systems 2004 2005 2006 2007 2008 2009 Information Technology 265 306 328 344 360 383 Consumer Electronics 41 70 101 133 173 216 Hard Drives (Millions Per Year) Information Technology Consumer Electronics Source: TrendFocus 2005 Global Hard Disk Drive Forecast Year Areal Density Growth Disks Per Drive 100% 60% 40% 2.4 ? 1.4 1.4 ? 1.3 1.3 ? 1.6 (Est.) 1980 2010 2000

Equipment Products Business Media Technology Change Requires New Systems 2005 2006 2007 2008 2009 2010 Longitudinal 99 90 63 33 14 0 Perpendicular 1 10 37 67 86 100 2005 2010 Large Number of Systems Required For Transition To Perpendicular Over Next 5 Years Source: Coughlin Associates >2010 > 600GB >2010 > 600GB 240 240 < 2004 2006 < 2004 < 80GB 160 160 Perpendicular < 80GB Longitudinal Legacy System MDP 250B 550 Disks/Hour 60% Market Share 800 Disks/Hour >30 Systems Installed 2005 End >60% Market Share Next Generation System 200 Lean >110 Systems Installed Base (Platter Capacity) 12-20+ Process Steps £ 12 Process Steps Percent Perpendicular Media Transition

Perpendicular Recording Recent Press Releases June 8, 2005 Seagate SCOTTS VALLEY, Calif.- Seagate Introduces World's First 2.5-inch Perpendicular Recording Hard Drive; First Major HDD Maker To Deliver Notebook PC Drive With Hardware-based Full Disc Encryption Security. January 3, 2006 Seagate SCOTTS VALLEY, Calif.- Seagate Introduces First-Ever 160GB Portable Hard Drive Using Perpendicular Recording. January 9, 2006 (Forbes "Drive fast Drive Hard") Seagate Seagate Will Begin Selling Its First So-Called Perpendicular Drive for Notebooks in Early 2006. By 2007 Every Seagate Disk Will Go Vertical.

Equipment Products Business Strategy Continued Focus on Gross Margin and Cycle Time Improvement Transition more operational activities to Intevac Singapore Selected sub system module manufacturing Expand service base in Asia Co-Locate Close to Customer Sites in Asia for Service and Support Develop New Products That Build Upon Our Technology and Expertise to Address New Growing Markets

Low Light Imaging Business Overview Value Proposition Cameras and Imaging Systems Operating in Visible and Near Infra Red Light Spectrum Most Sensitive Most Cost Effective Least Power Consuming Mega Pixels Goal: Multi-Hundred Million Dollar Global Business Split Between Government and Commercial Markets by 2010

Digital Enhanced Night Vision Goggle Digitally Fused Night Vision & Infra Red Future Teamed For Complete Product OEM Supplier of Camera Module Won 1st Major NATO Program (Night Vision Only) Intevac Solution Low Light Imaging Business Head Mounted Night Vision Legacy Night Vision Goggle Product Technology Direct View Analog Prime Supplier ITT Northrop Grumman Recent Contracts 2005 5 Year Award $3.2B

Low Light Imaging Business Commercial Products (r) (tm) (tm) Derived From LIVAR(r) Military Technology Q4 2005 Release Addresses $30M Plus Physical Science Market

2002 2003 2004 2005 Est. 2006 2007 2008 Hard Drive Disk 19.3 17.9 60.5 124.3 Flat Panel Display 7.2 7.3 0 5.1 Imaging 6.7 9.6 9.1 8.6 Intevac Growth Drivers Sold RTP FPD ($M) New Management Team Revenue ($M) Hard Drive Disk (HDD) Equipment Flat Panel Display (FPD) Equipment Imaging Secondary Offering $ Estimate 200 Lean Launch Debt Eliminated 17 System Backlog Jan - 06 Life Science Cameras LIVAR Cameras & Systems Head Mounted Night Vision Physical Science Cameras HDD Perpendicular Re-Tooling HDD Capacity Expansion Enter New Equipment Markets Estimate

Business Model Trends Gross Margin 23% 31-32% 33-35% 45% 50% R&D 16 11-12 10-12 15 10 MG&A 14 10-11 10-12 10 20 Operating Expense 30 21-22 20-24 25 30 Operating Income (7) 9-10 10-14 20 20 Other Income 1 1 1 0 0 Taxes 0 0 1 7 7 Net Income (6%) 10-11% 10-14% 13% 13% 2004 2005* (Est.) Equipment Imaging Long Term Goal Percent of Revenue 2006* (Est.) * Per October 31, 2005 Conference Call Performa, Excluding Stock Option Expenses

Investment Rationale Significant Opportunities in Growing Markets Hard Disk Equipment Capacity and Retooling Equipment Expertise Applicable to Major New Market Military and Commercial Low Light Imaging Products Management and Technology Team with Proven Track Record Developing and Managing Billion Dollar Businesses Developing Advanced Equipment Solutions Marketing to Industry Leaders Targeting Sustainable 30% Year Over Year Revenue Growth Sound Balance Sheet No Debt, No Intangibles $45 Million Cash and Equivalents Profitable, Generating Cash

Charles Eddy Chief Financial Officer 8th Annual Needham & Company LLC Growth Conference New York, January 2006 Kevin Fairbairn President & CEO